UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2012 (May 16, 2012)

MYOS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Horsehill Road, Suite 106
Cedar Knolls, New Jersey 07927
 (Address of Principal Executive Offices)

(973) 509-0444
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On May 16, 2012, MYOS Corporation (the “Company") entered into a distribution agreement (the “Distribution Agreement”) with Maximum Human Performance, a company engaged in the development, marketing and distribution of nutritional and other therapies for consumer use (“MHP”). Pursuant to the Agreement, MHP will, on an exclusive basis, provide marketing, sales and distribution of MYO-T12, a physical performance enhancement and wellness product owned by the Company, in retail and other outlets.  MHP agreed to pay the Company $195,301 upon the execution of the Distribution Agreement, with such amount to be credited against future purchase orders by MHP. The Distribution Agreement also provides additional supply and payment rights to MHP, on a non-exclusive basis, upon the termination of MHP’s exclusivity rights.

The term of the Distribution Agreement is one year, with an effective date for exclusivity beginning on September 29, 2012. In the event MHP achieves certain sales targets for MYO-T12, the exclusivity provisions of the Distribution Agreement will be extended for an additional one or two years.

The foregoing description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Distribution Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending June 30, 2012.

On May 22, 2012, the Company issued a press release announcing the Distribution Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release issued by the Company on May 22, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2012

MYOS CORPORATION

By:	/s/ Peter Levy
Name: Peter Levy
Title: Chief Operating Officer